EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Physical Property Holdings Inc. (the "Company") for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ngai Keung Luk, Chief Executive Officer, and Darrie Lam, Chief Financial Officer of the Company, individually certify that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Ngai Keung Luk
Ngai Keung Luk
Chief Executive Officer

Dated: March 28, 2013

/s/ Darrie Lam
Darrie Lam
Chief Financial Officer

Dated: March 28, 2013

A signed original of this written statement required by Section 906 has been provided to Physical Property Holdings Inc. and will be retained by Physical Property Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.